Exhibit 99.2

China Biologic Announces Pricing of Secondary Offering of Common Stock

BEIJING, China – March 2, 2016 – China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), a leading plasma-based biopharmaceutical company in China, today announced the pricing of a secondary offering of 3,870,000 shares of common stock (the “Purchased Shares”) at a price to the public of $110 per share. Morgan Stanley & Co. International plc is the sole underwriter for the offering. The Purchased Shares will be offered and sold by Warburg Pincus Private Equity X, L.P. (“WP X”), and Warburg Pincus X Partners, L.P. (together with WP X, the “Selling Stockholders”), and the Selling Stockholders will receive all of the proceeds from such offering. The Selling Stockholders have granted the underwriter a 30-day option to purchase up to 387,000 additional shares of common stock (the “Additional Shares”). The Purchased Shares and the Additional Shares represent approximately 16.0 percent of the Company’s current outstanding shares of common stock.

China Biologic will not sell any shares of common stock in the offering and will not receive any proceeds from the sale of the Purchased Shares or the Additional Shares.

The offering will be made pursuant to an automatically effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and the accompanying prospectus relating to the offering have been filed with the SEC and are available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting Morgan Stanley, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY, 10014, United States of America, or by calling 1-866-718-1649, or by email at prospectus@morganstanley.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and accompanying prospectus.

About China Biologic Products, Inc.

China Biologic Products, Inc. (NASDAQ: CBPO), is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosage forms of plasma products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals, distributors and other healthcare facilities in China. For additional information, please see the Company's website www.chinabiologic.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements about the proposed offering and the use of the offering proceeds that involve risks and uncertainties. Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Specific risks include stock market conditions and our ability to complete the offering on acceptable terms. Please refer to China Biologic filings with the SEC for more information on the risk factors that could cause our actual results to differ. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Senior Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com